April 27, 1998


The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, VA 23230

                  Re:      Life of Virginia Separate Account III

Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 19 to the Registration Statement on Form S-6 filed by Life of Virginia Separate Account III for certain variable life insurance contracts (File No. 33-12470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,

                                              SUTHERLAND, ASBILL & BRENNAN LLP



                                              By: /s/ Stephen E. Roth
                                                 ---------------------------
                                                     Stephen E. Roth